Exhibit 16.1




STONEFIELD JOSEPHSON, INC. Letterhead






February 25, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We have read the statements made by Sitestar Corporation, Inc. (copy attached), which we understand has been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 3, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ Stonefield Josephson, Inc.
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STONEFIELD JOSEPHSON, INC.
Independent Certified Public Accountants